UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane
Lynnfield Massachusetts 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

     On April 25, 2013, American Power Group Corporation, a Delaware corporation (the “Company”), held its 2013 Annual Meeting of Stockholders, at which directors were elected and shareholder's ratified Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.'s appointment as the Company's independent auditors for the fiscal year ending September 30, 2013. In addition, the shareholder's approved, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement and approved, on a nonbinding, advisory basis, to hold future say-on-pay votes on an annual basis.  The final voting results of each of these matters were as follows:

1. Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Maury Needham	14,115,010	618,555	21,264,604
Lyle Jensen	14,385,810	347,755	21,264,604
Lew Boyd	14,430,897	302,668	21,264,604

2. Ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as independent auditors for fiscal year ending September 30, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,298,744	27,583	1,953,508	—

3. To hold and advisory vote on the compensation of the Company's named executive officers (the "say-on-pay"):

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,821,308	316,876	1,877,047	21,264,604

4. To hold and advisory vote on the frequency of holding future say-on-pay votes:

Every Year	Every 2 Years	Every 3 Years	Withheld	Broker Non-Votes
30,407,570	102,610	533,544	1,971,507	21,264,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP, INC.

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: May 1, 2013